Exhibit 99.1

Contact:

Scott M. Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
Phone: 602-504-5161
Email: stsujita@hypercom.com

HYPERCOM CORPORATION ANNOUNCES
FIRST QUARTER 2005 FINANCIAL RESULTS

PHOENIX, May 10, 2005-Hypercom Corporation (NYSE: HYC) a leading global supplier of electronic payment solutions, today announced financial results for the three months ended March 31, 2005.

The first quarter 2005 results reflect a number of charges resulting from an on-going business review of the Company’s operations being conducted by recently appointed interim executive management. Based on this business review, the Company has recorded certain write-downs, provisions and accruals for specific slow-moving and obsolete inventory, potential warranty and product return liabilities, lease portfolio provisions and other expenses given management’s best assessment of existing circumstances. Based on the business review completed thus far, the Company has recorded charges totaling approximately $5.8 million ($3.7 million impact to gross profit and $2.1 million related to operating expenses) in the first quarter of 2005. These charges are also discussed in the Company’s Form 10-Q filed today with the Securities and Exchange Commission.

The Company reported:

•	First quarter revenue was $54.5 million, up 9.8% from $49.6 million in the same quarter last year. The quarter-over-quarter increase in revenue is attributable to increased POS terminal sales in the U.S. and Asia-Pacific regions. Consistent with prior years and industry trends, first quarter revenues were seasonally lower reflecting lower POS deployments by channel partners, particularly in international markets.

•	Gross profit for the quarter was $18.6 million versus $20.5 million last year. The current year gross profit was negatively impacted by a variety of specific charges totaling $3.7 million. The aggregation of these charges resulted in a lowering of gross margin percentage by 6.6% to 34.0% compared to 41.3% in the same quarter of the prior year. Gross profit is 40.6% when normalized for the $3.7 million of charges noted below. These charges included:

•	$0.7 million of warranty and related reserves related to older POS equipment

•	$0.7 of reserves for inventory related to products at or near end-of-life that may not be saleable

•	$1.4 million of charges related to inventory obsolescence

•	$0.6 million of charges related to its UK lease portfolio. The charges include incremental reserves for anticipated default losses and expectations regarding realizable value of residuals. These charges are unrelated to the Company’s prior restatement relating to an accounting reclassification of sales-type leases to operating leases in 2004

•	$0.3 million of various other gross profit related charges

•	First quarter operating expenses increased $6.2 million to $27.9 million compared to the same quarter in the prior year. As noted earlier, $2.1 million of the increase reflects expenses related to interim executive management’s business review including:

•	$1.5 million related to recent severance agreements with certain former executives and employees.

•	$0.2 million of accrued liabilities related to the costs of certain on-going litigation and foreign tax matters

•	$0.4 million of expensed software costs, previously capitalized, as they are no longer expected to have continuing value

•	The remaining $4.1 million of the incremental operating expenses over the comparable quarter in the prior year relate to:

•	$1.7 million of incremental costs related to Sarbanes-Oxley compliance efforts and audit fees not incurred in the prior year

•	$0.5 million of incremental general legal costs including defense costs related to recent shareholder lawsuits

•	$0.3 million of incremental settlement charges related to certain accounts receivables

•	Incremental variable selling costs related to higher revenues

•	Below the operating income from continuing operations line, the Company had a combined $1.4 million improvement from the same comparable quarter in the prior year related to interest income, foreign currency expense, income tax and discontinued operations.

•	First quarter net loss was $9.6 million, or -$0.18 per share, compared to a loss of $3.0 million, or -$0.06 per share for the same quarter in the prior year.

•	Cash and short-term investment balances increased to $98.6 million at March 31, 2005, compared to $93.4 million at December 31, 2004, and $85.2 million at March 31, 2004. Concurrently, the Company continues to reduce its long-term debt, primarily comprised of building mortgage financing, from $9.5 million at March 31, 2004 to $8.7 million at March 31, 2005.

“The interim executive management team has spent a great deal of time reviewing asset valuation assumptions, current product, warranty, and customer satisfaction issues. As a result of this review, the Company has determined that it is appropriate to adjust certain assumptions to reflect the interim management’s plans to resolve these issues,” stated Chairman and Interim CEO Will Keiper. “Due to interim executive management’s appointment at the end of the first quarter, we are in the process of considering additional strategic priorities related to customer relationships that may result in additional charges. We estimate certain strategic decisions could result in additional charges of approximately $2.5 million; however, these decisions and related estimated charges are uncertain. Further, it is possible that there may be additional charges in excess of this amount which have not yet been identified. Until we complete our business review, we are unable to estimate the ultimate impact these strategic decisions may have on our financial statements. We anticipate completing our business review during the second quarter of 2005,” concluded Keiper.

The Company closed the first quarter with a sales backlog of $36.8 million versus $35.4 million as of December 31, 2004, and $54.9 million as of March 31, 2004. Backlog includes those orders to be delivered within the following twelve months and fluctuates seasonally, as well as with the timing of new annual contracts with significant customers. The backlog is predominately related to contracts with certain North American customers and the Company has seen a change in order patterns, such that most sales contracts are now signed and fulfilled within the same quarter. Accordingly, the current backlog is not necessarily a strong indicator of short-term revenue.

Earnings Call Information

Hypercom’s conference call to discuss the financial results for the period ended March 31, 2005, will be held on Tuesday, May 10, 2005, at 8:30 a.m. EDT. The dial-in number is 1-888-550-9982 for North American callers and +1-210-839-8578 for international callers. For access to this call, participants will be required to identify the call host, Scott Tsujita, and the access code, “Earnings.”

A replay of the call will be available approximately one hour after the conclusion of the live call and will remain available until Monday, May 23, 2005. The replay number for North America is 1-888-454-9172. The replay number for international callers is +1-203-369-1256. No access code is required.

The conference call will be simultaneously webcast at Hypercom’s Web site, www.hypercom.com and will also be available after the call has concluded in the investor relations section under “audio.archive”.

About Hypercom (www.hypercom.com)

Widely recognized as the payment technology innovator, Hypercom delivers comprehensive card payment terminals, network and server solutions that help merchants and financial institutions generate revenues and increased profits. Hypercom’s card payment terminal, network, and server solutions are leading the transformation of electronic payments in more than 100 countries. Hypercom is headquartered in Phoenix, Arizona.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated financial performance, projections regarding future revenue, operating profits, net income, cash flows, losses from discontinued operations and the performance and market acceptance of new products. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: the state of the competition in the payments processing industry in general; the commercial feasibility of new products, services, and market development initiatives; risks relating to the introduction of new products; projections regarding specific demand for our products and services; projections regarding future revenues, cost of sales, operating expenses, margins, cash flows, earnings, working capital and liquidity; the adequacy of our current facilities and management systems infrastructure to meet our operational needs; the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business; the challenges presented by conducting business on an international basis; the sufficiency of our reserves for assets and obligations exposed to revaluation; our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business; our ability to timely find and employ a qualified and experienced chief executive officer and chief financial officer; the impact of current litigation matters, including the shareholder class actions and shareholder derivative actions, on our business; our ability to timely remediate the material weaknesses and significant deficiencies identified through our internal controls evaluation; our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations; risks associated with utilization of contract manufacturers of our products; industry and general economic conditions; and future access to capital on terms that are acceptable, as well as assumptions related to the foregoing.

The financial information contained in this press release should be read in conjunction with the consolidated financial statements and notes thereto included in Hypercom’s most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. Hypercom’s results of operations for the three months ended March 31, 2005 are not necessarily indicative of Hypercom’s operating results for any future periods. Any projections in this press release are based on limited information currently available to Hypercom, which is subject to change. Although any such projections and the factors influencing them will likely change, Hypercom will not necessarily update the information. Such information speaks only as of the date of this release.

The Company does not endorse any projections regarding future performance that may be made by third parties.

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Hypercom is a registered trademark of Hypercom Corporation.

HYPERCOM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

(Amounts in thousands, except per share data)	Three Months Ended March 31,
	GAAP 2005	Non-GAAP Adj	Non-GAAP 2005	Actual (restated) 2004
Net revenue:
Product and other	$47,752	$349	$48,101	$43,531
Services	6,779		6,779	6,111

Total net revenue	54,531	349	54,880	49,642

Costs of revenue:
Product and other	30,685	(3,386)	27,299	24,601
Services	5,287		5,287	4,543

Total costs of revenue	35,972	(3,386)	32,586	29,144

Gross profit	18,559	3,735	22,294	20,498

Operating expenses:
Research and development	7,258	(456)	6,802	6,825
Selling, general and administrative	20,603	(1,673)	18,930	14,885

Total operating expenses	27,861	(2,129)	25,732	21,710

Loss from continuing operations	(9,302)	5,864	(3,438)	(1,212)
Interest income	557		557	273
Interest expense	(174)		(174)	(491)
Other income (expense)	(45)		(45)	18
Foreign currency loss	(270)		(270)	(732)

Loss before income taxes and discontinued operations	(9,234)	5,864	(3,370)	(2,144)

Provision for income taxes	(805)	(61)	(866)	(829)

Loss before discontinued operations	(10,039)	5,803	(4,236)	(2,973)
Income from discontinued operations	399		399	—

Net loss	$(9,640)	$5,803	$(3,837)	$(2,973)

Basic and diluted loss per share:
Loss before discontinued operations	(0.19)	0.11	(0.08)	(0.06)
Income from discontinued operations	0.01	—	0.01	—

Basic and diluted loss per share	$(0.18)	$0.11	$(0.07)	$(0.06)

EBITDA:
EBITDA from continuing operations	$(7,543)	$5,864	$(1,679)	$240
EBITDA from discontinued operations	399	—	399	—

EBITDA	$(7,144)	$5,864	$(1,280)	$240

EBITDA per share — basic and diluted:
EBITDA from continuing operations	$(0.14)	0.11	$(0.03)	$0.00
EBITDA from discontinued operations	.01	—	.01	—

EBITDA per share — basic and diluted	$(0.13)	$0.11	$(0.02)	$0.00

Weighted average common shares — basic and diluted	52,391,115	52,391,115	52,391,115	50,213,423

HYPERCOM CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2005
	(unaudited)	December 31, 2004
	(Amounts in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$28,546	$23,445
Marketable securities	70,052	69,962
Accounts receivable, net	40,928	59,776
Current portion of net investment in sales-type leases	7,696	9,441
Inventories	48,212	44,455
Prepaid expenses and other current assets	8,133	12,955

Total current assets	203,567	$220,034
Property, plant and equipment, net	29,650	29,920
Net investment in sales-type leases	17,725	17,668
Intangible assets, net	4,347	4,475
Other long-term assets	4,860	5,163

Total assets	$260,149	$277,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,255	$27,817
Accrued payroll and related expenses	9,001	8,679
Accrued sales and other taxes	9,298	8,792
Accrued liabilities	7,375	8,308
Deferred revenue	2,516	2,768
Income taxes payable	1,557	3,411
Current portion of long-term debt	388	470

Total current liabilities	51,390	60,245

Long-term obligations	12,060	11,643

Total liabilities	63,450	71,888

Stockholders’ equity	196,699	205,372

Total liabilities and stockholders’ equity	$260,149	$277,260

HYPERCOM CORPORATION
STATEMENT OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2005	2004
		(restated)
	(Amounts in thousands)
Cash flows from continuing operations:
Net loss from continuing operations	$(10,039)	$(2,973)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
Depreciation/amortization	2,074	2,166
Amortization of deferred financing costs	4	224
Provision for bad debts	474	194
Provision for losses on sales-type leases	1,061	56
Write-down of excess and obsolete inventory	2,656	1,231
Provision for warranty and end of product life charges	1,026	75
Non-cash stock compensation	215	100
Foreign currency loss (gain)	335	(496)
Other non-cash	269	—
Changes in operating assets and liabilities, net	8,210	1,614

Net cash provided by operating activities	6,285	2,191

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,281)	(1,489)
Software development costs capitalized	(468)	(856)
Purchase of marketable securities	(32,318)	(6,000)
Proceeds from the sale or maturity of marketable securities	32,400	2,500

Net cash used in investing activities	(1,667)	(5,845)

Cash flows from financing activities:
Repayments of bank notes payable and other debt instruments	(161)	(313)
Proceeds from issuance of common stock	752	2,168
Repayment of advances to stockholders	—	1,056

Net cash provided by financing activities	591	2,911

Effect of exchange rate changes on cash	(76)	(24)

Net increase (decrease) in cash flows from continuing operations	5,133	(767)
Net decrease in cash flows from discontinued operations	(32)	(358)
Cash and cash equivalents, beginning of period	23,445	65,415

Cash and cash equivalents, end of period	$28,546	$64,290

Note 1: Reconciliation of Non-GAAP Measures
This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP operating results are presented in the earnings release because management believes that it is of interest to its investors to reflect the current period operating results exclusive of material non-recurring items for comparability purposes. During the first quarter ended March 31, 2005, the Company recorded several charges to operations totaling approximately $5.8 million to reflect the impact of strategic decisions made by Interim Management. The total charge consisted of $2.8 million for inventory and warranty charges, $0.6 million for an incremental charge due to increased risk associated with our UK lease portfolio, $1.5 million for various severance and employment costs related to management changes and workforce reductions and $0.9 million for other charges. The non-GAAP 2005 results and related non-GAAP adjustments are not GAAP and should not be considered a substitute for the actual 2005 unaudited results in this earnings release.

EBITDA is presented in the earnings release because management believes that it is a commonly used financial measure that is of interest to its investors. The Company defines EBITDA as earnings before interest, income taxes, depreciation, and amortization. EBITDA does not represent cash flow from operations, as defined by generally accepted accounting principles in the United States. EBITDA should not be considered as a substitute for net income or loss, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.

Below is a reconciliation of the loss before taxes and discontinued operations to EBITDA from continuing operations (amounts in thousands and unaudited):

	Three Months Ended March 31,
	2005	2004
EBITDA from continuing operations:
Loss before income taxes and discontinued operations	$(9,234)	$(2,144)
Depreciation and amortization	2,074	2,166
Interest, net	(383)	218

EBITDA from continuing operations	$(7,543)	$240

Below is a reconciliation of the income from discontinued operations to EBITDA from discontinued operations (amounts in thousands and unaudited):

	Three Months Ended March 31,
	2005	2004
EBITDA from discontinued operations:
Income from discontinued operations	$399	$—
Depreciation expense	—	—
Interest, net	—	—

EBITDA from discontinued operations	$399	$—

Note 2: Restatement of Prior Year Operating Results

During the fourth quarter of 2004, the Company determined that certain leases originated during the first three quarters of 2004 were incorrectly accounted for as sales-type leases, rather than operating leases. This accounting error, which relates to approximately 3,200 leases, resulted in an overstatement of net revenue and net operating profit for the first three quarters of 2004. Accordingly, the results for the three months ended March 31, 2004 have been restated to properly account for the leases as operating leases. This is more fully described in our annual report on Form 10-K filed on March 15, 2005.